AMENDED AND RESTATED
BYLAWS
OF
PROTECTIVE INSURANCE CORPORATION,
an Indiana corporation

ARTICLE I

Meetings of Shareholders
Section 1.  Annual Meetings.  The annual meeting of shareholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.
Section 2.  Special Meetings.  Special meetings of the shareholders shall be called upon the written request of the chairman of the board of directors, the chief executive officer, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof.  No business other than that specified in the call shall be considered at any special meeting.
Section 3.  Notices of Meetings.  Unless waived, and except as provided in Section 23-1-29-6 of the Indiana Business Corporation Law (the “IBCL”), written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting.  If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation.  Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.
Section 4.  Place of Meetings.  Meetings of shareholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Indiana and causes the notice thereof to so state.
Section 5.  Quorum.  The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class.  The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.
Section 6.  Record Date.  The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock.  Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors.  Such record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than ten days after the date on which the resolution fixing the record date for such written consent is adopted by the board of directors, as the case may be.
If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the IBCL.
Section 7.  Proxies.  A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

ARTICLE II

Directors
Section 1.  Number of Directors.  Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be no fewer than two (2) and no more than three (3).  The number of directors may be fixed or changed by amendment of these Bylaws or by resolution of the board of directors.
Section 2.  Election of Directors.  Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose.  Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election, but unless such request is made the election may be conducted in any manner approved at such meeting.
At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.
Section 3.  Term of Office.  Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.
Section 4.  Removal.  All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.
Section 5.  Vacancies.  Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held.  Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.
Section 6.  Quorum and Transaction of Business.  A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board.  Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.
Section 7.  Annual Meeting.  Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable.  If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable.  If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders’ meeting was held.
Section 8.  Regular Meetings.  Regular meetings of the board of directors shall be held at such times and places, within or without the State of Indiana, as the board of directors may, by resolution, from time to time determine.  The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.
Section 9.  Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president, any vice president or any two members of the board of directors, and shall be held at such times and places, within or without the State of Indiana, as may be specified in such call.
Section 10.  Notice of Annual or Special Meetings.  Notice of the time and place of each annual or special meeting of the board of directors shall be given to each director by the secretary or by the person or persons calling such meeting.  Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting.  Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight hours prior to the meeting and directed to the residence of each director as shown upon the secretary’s records.  The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in writing, by any director either before or after such meeting.
Section 11.  Compensation.  The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of the executive committee or of any standing or special committee may, by resolution of the board, be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 12.  Committees.  The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the Corporation except where the action of the full board of directors is required by statute.  Each committee must have two or more members who serve at the pleasure of the board of directors.  The board of directors, by resolution adopted in accordance with this Article II, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee.  Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

ARTICLE III
Officers
Section 1.  General Provisions.  The board of directors shall elect a president, such number of vice presidents, if any, as the board may from time to time determine, a secretary and a treasurer.  The board of directors may also elect a chairman of the board of directors and may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine.  The chairman of the board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the board of directors.  Any two or more of such offices, other than those of president and vice president, may be held by the same person.
Section 2.  Term of Office.  The officers of the Corporation shall hold office at the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified.  The board of directors may remove any officer at any time, with or without cause.  Subject to the provisions of Section 8 of Article IV of these Bylaws, a vacancy in any office, however created, shall be filled by the board of directors.

ARTICLE IV
Duties of Officers
Section 1.  Chairman of the Board.  The chairman of the board, if any, shall preside at all meetings of the board of directors and meetings of shareholders and shall have such other powers and duties as may be prescribed by the board of directors.
Section 2.  Chief Executive Officer.  The chief executive officer, if any, shall have, subject to the powers of the board of directors, charge of the overall general direction of the business and affairs of the Corporation, control of the general policies relating to all aspects of the Corporation’s business operations, and the power to fix the compensation of officers and the power to remove officers.  In the absence of the chairman of the board, or if none be elected, the chief executive officer shall preside at meetings of shareholders.  The chief executive officer may appoint and discharge agents and employees and perform such other duties as are incident to such office.  The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws.  In the absence or disability of the officer designated as chief executive officer, the president shall perform any and all duties of the chief executive officer
Section 3.  President.  The president shall be the chief operating officer of the Corporation and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer.  The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the IBCL and such others as the board of directors may from time to time assign to him.
Section 4.  Vice Presidents.  The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chief executive officer or the president.  At the request of the chief executive officer or the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president.  The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.
Section 5.  Secretary.  The secretary shall keep minutes of all the proceedings of the shareholders and the board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors, the chief executive officer or the president.
Section 6.  Treasurer.  The treasurer shall have general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors.  The Treasurer shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and the Treasurer shall have such other powers and duties as may from time to time be assigned to the Treasurer by the board of directors, the chief executive officer or the president.
Section 7.  Assistant and Subordinate Officers.  Each other officer shall perform such duties as the board of directors, the chief executive officer or the president may prescribe.  The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.
Section 8.  Duties of Officers May Be Delegated.  In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

ARTICLE V

Indemnification and Insurance
Section 1.  Indemnification.  To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 3(a) or 3(b) of Article V of these Bylaws, to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 1 of Article V of these Bylaws. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
Section 2.  Definitions.
(a) The term “Claim” as used in this Article V shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise (i) by reason of his being or having been an Eligible Person, or (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.
(b) The term “Eligible Person” as used in this Article V shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director or officer of the Corporation.
(c) The terms “Liability” and “Expense” as used in this Article V shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(d) The term “Wholly Successful” as used in this Article VI shall mean (i) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
Section 3. Determination of Conduct.
(a) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 1(b) of Article V of these Bylaws, and (ii) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Corporation.
(b) If an Eligible Person claiming indemnification pursuant to Section 3(a) of Article V of these Bylaws is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 3(a) of Article V of these Bylaws within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 3(a) of Article V of these Bylaws within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 1(b) of Article V of these Bylaws. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
Section 4.  Non-Exclusivity.  The rights of indemnification provided in Article V of these Bylaws shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of Article V of these Bylaws, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.
Section 5.  Advance Payment of Expenses.  Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.
Section 6.  Miscellaneous.
(a)  The provisions of Article V of these Bylaws shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of Article V of these Bylaws that occurs subsequent to such person becoming an Eligible Person.
(b)  The provisions of Article V of these Bylaws shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

ARTICLE VI
Certificates for Shares
Section 1.  Form and Execution.  Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors.  Such certificates shall be signed by the chairman or vice-chairman of the board of directors, the chief executive officer or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed.  If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.
Section 2.  Registration of Transfer.  Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.
Section 3.  Lost, Destroyed or Stolen Certificates.  A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.
Section 4.  Registered Shareholders.  A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership.  Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VII
Fiscal Year
The fiscal year of the Corporation shall end on such date in each year as shall be designated from time to time by the board of directors.  In the absence of such designation, the fiscal year of the Corporation shall end on December 31 in each year.

ARTICLE VIII
Seal
The board of directors may provide a suitable seal containing the name of the Corporation.  If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.  The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

ARTICLE IX
Amendments
These Bylaws shall be subject to alteration, amendment, repeal, or the adoption of new Bylaws  only by the board of directors of the Corporation.